B-1


                             AMERICAN STORES COMPANY
                BOARD OF DIRECTORS STOCK PURCHASE INCENTIVE PLAN
                     AS AMENDED AND RESTATED MARCH 21, 1995


1. PURPOSE. The AMERICAN STORES COMPANY BOARD OF DIRECTORS STOCK PURCHASE INCENTIVE PLAN (the "Plan") is intended to promote the long-term growth and financial success of AMERICAN STORES COMPANY (the "Company") in the interests of the Company and its shareholders and to strengthen the link between members of the Company's Board of Directors and the Company's shareholders. The Plan provides non-employee directors of the Company with an opportunity to significantly increase their ownership of Common Stock of the Company, coupled with incentive awards based in part on the performance of the Common Stock relative to comparable companies in the Company's industry, while placing such non-employee directors at risk in the event of poor Company performance and encouraging the retention of such non-employee directors by requiring the forfeiture of certain incentive awards under the Plan if their service is terminated.

2. DEFINITIONS. For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below:

(a) Agreement shall mean the written agreement entered into between the Company and a Participant to carry out the Plan with respect to the Participant in accordance with the Plan's terms and conditions.

(b) Board of Directors or Board shall mean the Board of Directors of American Stores Company.

(c)  Commission shall mean the Securities and Exchange Commission.

(d) Common Stock shall mean the Common Stock, $1.00 par value per share, of the Company.

(e)  Comparison Stock shall mean the common equity of a member of the Peer
     Group.

(f) Deferred Award shall mean the opportunity to receive deferred cash incentive payments pursuant to Section 7.

(g) Designated Loan Amount shall mean, on any date, the original principal amount of the Purchase Loan plus accrued interest at the Interest Rate less the amount of interest payable pursuant to Section 6(b), compounded annually.

(h) Disability shall mean the inability of the Participant to perform his or her normal duties as a director as a result of incapacity due to mental or physical illness which is determined to be total and permanent in a written opinion from a physician selected by the Company or the Company's insurers and reasonably acceptable to the Participant or the Participant's legal representative.

(i) Effective Date shall mean the date the Plan is approved by the shareholders of the Company.

(j) Interest Rate shall mean the Applicable Federal Rate for eight-year loans with interest compounded annually, as determined by Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect on the Purchase Date, compounded annually.

(k) Market Index shall mean the Standard & Poor's 400 Index (with dividends reinvested) or, in the event such index is no longer available, the Dow Jones Industrial Average (with dividends reinvested).

(l) Market Price of any security shall mean, for any date (or in the event such date is not a day on which such security is publicly traded, on the last trading day for such security prior to such date), the average of the high and low sales prices of such security on such date, as reported on the New York Stock Exchange Composite Tape or, if such security is not listed on such exchange, on the principal national securities exchange or national automated stock quotation system on which such security is traded or quoted.

(m) 1934 Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

(n) Participant shall mean a member of the Company's Board of Directors who is not an officer or employee of the Company or a spouse of an officer or employee of the Company and who would be less than 69 years of age on the Purchase Date.

(o) Peer Group shall mean initially the group of nine publicly-traded retail food and/or drug companies listed on Schedule A hereto against which the Total Shareholder Return of the Company will be compared for purposes of determining the Performance Cash Award earned in accordance with Section 7(c). If the Comparison Stock of any member of the Peer Group shall cease to be publicly quoted or traded, then the Peer Group shall be adjusted by eliminating such member of the Peer Group for purposes of all calculations under Section 7(c) except for payments already made; provided, that if there would be fewer than seven members in the Peer Group, in lieu of eliminating such member for purposes of all calculations, the calculation of Total Shareholder Return of such member shall be adjusted in the manner described in Section 2(cc).

(p) Percentile Ranking shall mean the Company's relative performance ranking in Total Shareholder Return over a particular Performance Cycle (or shorter period as provided in the Plan) compared to the Peer Group. Such ranking shall be determined in accordance with Schedule B of the Plan.

(q) Performance Cash Award shall mean the amount of cash, if any, payable to the Participant calculated pursuant to the performance-based portion of the Deferred Award set forth in Section 7(c).

(r) Performance Cycle shall mean, for each Participant, the period of time beginning on the Purchase Date and ending on the day prior to the fifth annual meeting of shareholders of the Company after the Purchase Date.

(s) Purchase Award shall mean an award to a Participant permitting such Participant to purchase shares of Common Stock pursuant to Section 5 at the average of the high and low sales prices of the Common Stock on the Purchase Date as reported on the New York Stock Exchange or, if the Common Stock is not listed on such exchange, on the principal national securities exchange or national automated stock quotation system on which the Common Stock is traded or quoted, together with related Purchase Loan and Deferred Award rights upon exercise of the Purchase Award.

(t) Purchase Date shall mean the date a Participant purchases shares of Common Stock pursuant to a Purchase Award.

(u) Purchase Loan shall mean an extension of credit to the Participant by the Company evidenced by the Purchase Note.

(v) Purchase Note shall mean a full recourse promissory note including the terms set forth in Section 6(a).

(w) Retirement shall mean a voluntary Termination of Service by a Participant after reaching the mandatory retirement age for members of the Board of Directors or after having served as a member of the Board of Directors for a period (not necessarily consecutive) of at least ten years.

(x)  Security shall mean the Common Stock or any Comparison Stock.

(y)  Service shall mean service as a director of the Company.

(z) Service Cash Award shall mean the amount of cash, if any, payable to the Participant pursuant to the service-based portion of the Deferred Award set forth in Section 7(b).

(aa) Tax Rate shall mean, at the time of determination, the maximum marginal effective combined federal and state tax rates on ordinary income or capital gains, as the case may be, to which such individual is subject.

(bb) Termination of Service refers to a Participant's termination of membership from the Company's Board of Directors for any reason whatsoever.

(cc) Total Shareholder Return of the Company or any member of the Peer Group shall be calculated by (i) assuming that one share of Common Stock (or Comparison Stock of such member, as the case may be) is purchased on the Purchase Date by a Participant at a price equal to the Market Price of such Security on the Purchase Date; (ii) assuming that additional shares (or fractions of shares) of such Security are purchased upon the payment of dividends or other distributions to holders of such Security on the initial share of such Security and on shares accumulated through the assumed reinvestment of dividends and other distributions at a price equal to the Market Price of such Security on the date such dividends or distributions are paid; (iii) calculating the number of shares (including fractions of shares) of such Security that would be accumulated over the Performance Cycle (or such shorter period as provided in the Plan), adjusting, as necessary, for any stock splits or similar events; (iv) multiplying the number of shares of such Security (including fractions of shares) determined in clause (iii) by the average of the daily Market Price of such Security for the thirty (30) trading days immediately prior to the end of the Performance Cycle (or shorter period as provided in the Plan); and (v) determining the annual compound rate of growth between the value determined in clause (i) and the value determined in clause (iv) for such Security.
     To the extent any non-cash dividend or distribution is made to holders of a Security, the fair market value of such dividend or distribution (determined by an investment banker selected by the Company) shall be assumed to be reinvested in the manner provided in clause (ii) above. If the Comparison Stock of any member of the Peer Group ceases to be publicly quoted or traded, then, to the extent required by Section 2(o), a "blended" Total Shareholder Return shall be calculated based upon (x) the Total Shareholder Return of such member of the Peer Group through the date it ceased to be publicly traded and (y) the Total Shareholder Return of the Market Index from such date through the end of the Performance Cycle (or such shorter period as provided in the Plan), assuming that an amount equal to the Market Price of the number of shares (including fractions thereof) of Comparison Stock for the former member of the Peer Group that were accumulated through the date it ceased to be a member was reinvested in the Market Index on such date.

3. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 180,000 shares; provided, however, that in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be appropriately adjusted. Shares of Common Stock that have been included in a Purchase Award but not exercised by a Participant on the Purchase Date may again be awarded under the Plan.

4. TERM OF THE PLAN. The Plan shall become effective upon the approval by the shareholders of the Company. The Plan shall be terminated on March 21, 1995; provided, that Deferred Awards and Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Plan. Any grants of Purchase Awards prior to the Effective Date shall be subject to the occurrence of the Effective Date not later than the date of the Company's 1992 Annual Meeting of Shareholders.

5.   STOCK PURCHASE.

(a) Eligibility; Timing of Purchase Award. On June 1, 1992, each member of the Company's Board of Directors who is eligible to be a Participant shall be granted a Purchase Award to purchase 10,000 shares of Common Stock under the Plan on the Effective Date (which shall be the Purchase Date for such individuals). Individuals eligible to be a Participant who first become members of the Board of Directors after June 1, 1992 shall be granted a Purchase Award upon election to the Board of Directors to purchase 10,000 shares of Common Stock (subject to adjustment for any stock splits, stock dividends or combination of shares after the Effective Date) on the tenth trading day after the date they are elected (such tenth trading day to be the Purchase Date for such individuals). Purchase Awards may be exercised in whole or in part in the manner provided in Section 5(b).

(b) Exercise of Purchase Award. A Participant shall exercise a Purchase Award by delivering to the Company on or prior to the Purchase Date (i) a notice stating the number of shares (but not more than the maximum number of shares available under the Purchase Award) such Participant elects to purchase on the Purchase Date, and (ii) an executed Agreement, Purchase Note and any other documents required pursuant to the Plan, or in lieu of a Purchase Note, a Participant may deliver cash in the amount of the purchase price for the shares of Common Stock purchased pursuant to the Purchase Award in which case the Designated Loan Amount for purposes of Section 7 shall be deemed to be such purchase price. Any Participant who does not elect to purchase any shares under the Purchase Award on or prior to the Purchase Date shall forfeit any rights under the Plan with respect to a Purchase Award including, without limitation, any right to receive a Purchase Loan or Deferred Award related to such Purchase Award.

(c) Closing Time. The exercise of the Purchase Award, the delivery of the Purchase Note and the issuance by the Company of the Common Stock purchased pursuant to the Purchase Award shall be effective at 5:00 p.m., Salt Lake City time, on the Purchase Date (the "Closing Time"). After the Closing Time, such Participant shall be deemed a shareholder of the Company and shall be entitled (i) to dividends and distributions on Common Stock purchased pursuant to the Purchase Award, (ii) to exercise all voting rights with respect to the Common Stock, and (iii) subject to the terms of the Plan, to transfer the Common Stock.

6.   LOAN PROVISIONS.

(a) General. The Company shall extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the terms and conditions set forth in this Section 6. The original principal amount of the Purchase Loan shall be equal to the purchase price of the Common Stock purchased under the Purchase Award by such Participant. Such Purchase Loan shall be evidenced by the Purchase Note with full recourse against the maker. The obligations of each Participant under a Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which any Participant may have at any time against the Company or any other person, whether in connection with the Plan or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

     Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law; provided, that the failure to make such Purchase Loan shall be deemed to revoke the exercise of the related Purchase Award unless otherwise specified by the Participant.

(b) Interest. Interest on the principal balance of the Purchase Loan will accrue annually, in arrears, at the Interest Rate and shall be paid in cash during the Performance Cycle to the extent of two percent (2%) per annum on the initial principal amount of the Purchase Loan. Except as provided in this subsection (b) and in subsections (d) and (e) of this Section 6, (i) accrued interest shall not be payable during the Performance Cycle but shall be added to the principal balance of the Purchase Loan and (ii) interest that accrues after the end of the Performance Cycle shall be paid annually in arrears.



(c) Term. The Purchase Loan shall have an eight-year term subject to prepayment as provided in subsections (d) and (e) of this Section 6. The principal balance of the Purchase Loan (including accrued but unpaid interest) outstanding after the prepayment pursuant to Section 6(d)(i) following the end of the Performance Cycle, if any (the "Remaining Balance"), shall be payable in three equal annual installments on the sixth, seventh and eighth anniversaries of the Purchase Date with the interest on the unpaid remaining balance payable annually, in arrears, on each such anniversary.

(d)  Pre-payment Obligations Other than Termination of Service.

     (i) Deferred Cash Incentive. To the extent the Participant receives any Service Cash Award or Performance Cash Award under Section 7 prior to the earlier of (i) Termination of Service due to death or Disability or (ii) the end of the Performance Cycle, the Participant shall immediately prepay the Purchase Loan by the full pre-tax amount of such award upon receipt thereof. In the event the Participant receives any Service Cash Award or Performance Cash Award under
          Section 7 after the earlier of (i) Termination of Service due to death or Disability or (ii) the end of the Performance Cycle, the Participant shall immediately prepay the Purchase Loan by the full after-tax amount of such award upon receipt thereof, based upon the Tax Rate.

     (ii) Optional Prepayments. The Participant may prepay all or any portion of the Purchase Loan at any time.

     (iii) Application of Prepayments. All prepayments made to the Company pursuant to this Section 6(d) shall first be applied to pay accrued interest on the Purchase Loan and then to reduce the principal balance due on the Purchase Loan. Any prepayment of the Remaining Balance shall be applied to the principal payments due thereon in chronological order of maturity.

(e) Termination of Service During the Performance Cycle. In the event of a Participant's Termination of Service for any reason except Retirement prior to the end of the Performance Cycle, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan shall be due and payable on the 120th day following such Termination of Service; provided, that if the sale of Common Stock purchased under the Plan would subject the Participant to liability under the federal securities laws, including
     Section 16 of the 1934 Act, the full amount of the Purchase Loan (including accrued and unpaid interest) shall be due and payable on the 90th day following the date on which the Participant may sell such Common Stock without incurring such liability (limited, in the case of Section 16, to liability relating to purchases or sales of Common Stock or any derivative security occurring prior to the Termination of Service).

     Upon Retirement prior to the end of the Performance Cycle, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan (subject to any prepayments pursuant to Section 6(d)) shall become due and payable in three equal annual installments on the first, second and third anniversaries of the date of such Retirement. Interest on the unpaid principal balance of such Purchase Loan during such three-year period after Retirement shall accrue at the Interest Rate and shall be payable annually, in arrears, on each such anniversary.



7.   DEFERRED AWARD; PAYMENTS OF SERVICE CASH AWARD AND PERFORMANCE CASH AWARD.

(a) Deferred Award. The Company shall extend a Deferred Award to a Participant upon exercise of a Purchase Award subject to the terms and conditions set forth in this Section 7. The maximum amount payable to any Participant pursuant to a Deferred Award, consisting of a Service Cash Award and a Performance Cash Award, shall equal the Designated Loan Amount at the time such cash award payments are made, except as provided in Section 7(f)(ii).

(b) Service Cash Award. The Service Cash Award with respect to any Purchase Loan, which shall not be in excess of fifty percent (50%) of the Designated Loan Amount, will be based on the Participant's length of Service during the Performance Cycle. Except as set forth in Section 7(f), for each full year that a Participant remains in Service during the Performance Cycle, with respect to a particular Purchase Award, the Participant will vest in the right to receive a Service Cash Award equal to the percentage specified below in Table A of the balance of the Designated Loan Amount at the time such Service Cash Award is made pursuant to Sections 7(d) or 7(e):

                                     TABLE A
                       SERVICE CASH AWARD VESTING SCHEDULE


      FULL YEARS OF              CUMULATIVE VESTED SERVICE
      SERVICE DURING              CASH AWARD AS A PERCENT
    PERFORMANCE CYCLE            OF DESIGNATED LOAN AMOUNT

            1                                7.5%
            2                               15.0%
            3                               22.5%
            4                               30.0%
            5                               50.0%

     Note: The first year of Service shall be deemed to begin on the Purchase
           Date and end on the date of the first annual meeting of shareholders of the Company after the Purchase Date, and each successive year of Service shall be deemed to end on the date of the next annual meeting of shareholders, with the fifth year ending at the end of the Performance Cycle.

(c) Performance Cash Award. The Performance Cash Award with respect to a particular Purchase Award, which shall not be in excess of fifty percent (50%) of the Designated Loan Amount, will be based on the Company's Total Shareholder Return over the Performance Cycle relative to the Total Shareholder Return for the members of the Peer Group. The portion of the Performance Cash Award earned as a percentage of the Designated Loan Amount at the time such Performance Cash Award is made pursuant to Section 7(e) will vary depending upon the Company's level of performance in accordance with Table B that follows:



                                     TABLE B
                         PERFORMANCE CASH AWARD SCHEDULE


    PERCENTILE RANKING                PERFORMANCE CASH
       OF COMPANY'S                AWARD AS A PERCENT OF
 TOTAL SHAREHOLDER RETURN          DESIGNATED LOAN AMOUNT

        Below 50th                            0%
        50th %ile                          12.5%
        60th %ile                            25%
        70th %ile                          37.5%
   80th %ile and Above                       50%

     Note: Payments for performance between the listed percentiles will be interpolated on a straight-line basis (e.g., Total Shareholder Return at the 55th percentile will result in a Performance Cash Award equal to 18.75% of the Designated Loan Amount at the time of such payment). Schedule B illustrates the calculation of the Percentile Ranking.

(d) Forfeiture Upon Premature Sale of Stock. The sale of any shares of Common Stock acquired under a Purchase Award prior to the earlier of (i) a Participant's Termination of Service or (ii) the end of the Performance Cycle shall cause the forfeiture of such Participant's Deferred Award and all rights under this Section 7 other than the right to receive the vested portion of the Service Cash Award which shall be paid by the Company to the Participant within thirty (30) days following the earlier of the end of the Performance Cycle or a Termination of Service; provided, however, that such payment shall be applied to prepay the Purchase Loan in accordance with
     Section 6(d)(i). A transfer of a Participant's shares of Common Stock to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this
     Section 7(d) and, solely for the purposes of this Plan, such shares of Common Stock shall be deemed to be owned by the Participant.

(e) Timing of Payment. Payment of any Service Cash Award and/or Performance Cash Award shall be made as soon as practicable, but in any event within thirty (30) days, following the earlier of the end of the Performance Cycle or a Termination of Service; provided, however, that any payment of a Service Cash Award or Performance Cash Award shall be applied to prepay the Purchase Loan in accordance with Section 6(d)(i).

(f)  Treatment of a Termination of Service.

     (i) Upon a Termination of Service prior to the end of the Performance Cycle for any reason except death, Disability or Retirement, the right to any unvested portion of the Service Cash Award and the right to the entire Performance Cash Award will be forfeited.

     (ii) Upon a Termination of Service due to death or Disability prior to the end of the Performance Cycle, the Service Cash Award will, in lieu of the vesting schedule set forth in Section 7(b), immediately vest and become payable in an amount equal to ten percent (10%) per year of Service from the Purchase Date (with full credit for the year of Service in which such termination occurred) multiplied by the Designated Loan Amount at such time up to a maximum of fifty percent (50%) of the then outstanding balance. In addition, the Participant will be entitled to a potential payment under the Participant's Performance Cash Award based on the Company's Percentile Ranking in Total Shareholder Return from the beginning of the Performance Cycle through the date of the Participant's Termination of Service, prorated according to the number of full months that the Participant was a member of the Board of Directors during the Performance Cycle. If a Participant's Termination of Service is due to death or Disability and the aggregate Market Price on the sixtieth day after the Participant's Termination of Service of the shares of Common Stock purchased pursuant to a Purchase Award and still owned by the Participant on such date (together with the fair market value of any non-cash distributions made to the Participant with respect to shares of Common Stock acquired on the Purchase Date) is less than the outstanding balance of the Purchase Loan (including accrued and unpaid interest) on such date (assuming, solely for the purposes of this calculation, that the pre-tax proceeds of any sale of the Common Stock purchased pursuant to a Purchase Award (which sales must have been made in open-market transactions) sold after the date of Termination of Service, and prior to the sixtieth day after such date, had been applied to prepay the Purchase Loan pursuant to Section 6(d)(ii)), then the Company will pay to the Participant an amount in cash equal to such shortfall (together with an amount necessary for the reimbursement of any taxes payable by the Participant as a result of any such additional payments to the Participant). In the event a Participant exercises a Purchase Award but either does not enter into a Purchase Loan or subsequently prepays the entire Purchase Loan pursuant to
          Section 6(d)(ii) prior to any Termination of Service, the amount of any payment by the Company pursuant to the preceding sentence shall be based upon the excess, if any, of (i) the purchase price paid for the shares of Common Stock on the Purchase Date over (ii) the sum of (x) the aggregate Market Price on the sixtieth day after the Participant's Termination of Service of the shares of Common Stock purchased pursuant to a Purchase Award and still owned by the Participant on such date (together with the fair market value of any non-cash distributions made to the Participant with respect to shares of Common Stock acquired on the Purchase Date), (y) the proceeds of any sales of shares of Common Stock acquired on the Purchase Date (which sales must have been made in open-market transactions) sold after the date of Termination of Service and prior to such sixtieth day, and (z) the after-tax amount of any Performance Cash Award and Service Cash Award paid to the Participant based on the Tax Rate.

     (iii) Upon a Termination of Service due to Retirement prior to the end of the Performance Cycle, any unvested portion of the Service Cash Award will be forfeited but the Participant will be entitled to a potential prorated Performance Cash Award. Such payment, if any, will be based on the Company's Percentile Ranking in Total Shareholder Return from the beginning of the Performance Cycle through the date of the Participant's Retirement, prorated according to the number of full months that the Participant was a member of the Board of Directors during the Performance Cycle. Notwithstanding the foregoing, if a Participant under the Plan completes four years of Service during the Performance Cycle as a member of the Board of Directors and is unable to be reelected to the Board due to the Board's mandatory retirement age established pursuant to a resolution of the Board, then upon a Termination of Service due to Retirement prior to the end of the Performance Cycle any unvested portion of the Service Cash Award shall become fully vested and the Participant shall vest in the right to receive a potential Performance Cash Award without any proration.
          Such Performance Cash Award will be based upon the Company's Percentile Ranking in Total Shareholder Return from the beginning of the Performance Cycle and ending on the date of Termination of Service due to Retirement.

(g) Extraordinary Transaction. In the event of any merger, consolidation or similar business combination transaction in which the shares of Common Stock become exchangeable into the right to receive securities, cash or other property, any unvested portion of the Service Cash Award will be forfeited. However, the Participant shall fully vest in the right to receive a potential Performance Cash Award. Such Performance Cash Award will be based upon the Company's Percentile Ranking from the beginning of the Performance Cycle and ending on the tenth trading day for the Common Stock prior to the consummation of such business combination and shall be paid within thirty (30) days following the earlier of the end of the Performance Cycle or a Termination of Service.

8.   MISCELLANEOUS PROVISIONS.

(a) Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

     Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future.

(b) Right to Be Nominated a Director Not Guaranteed. Nothing contained in the Plan nor any related Agreement shall be construed as giving a Participant any right to be nominated to continue as a member of the Board of Directors of the Company.

(c) Nonassignability. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the deferred cash incentive, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void. In addition, no derivative security (as defined in Rule 16a-1(c), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission) issued under the Plan shall be transferable by a Participant (to the extent transferable under the Plan) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Securities Act or the rules thereunder.

(d) Separability; Validity. This Plan is intended to qualify under Rule 16b-3 of the 1934 Act. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements. In the event that any provision of the Plan or any related Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Agreement.

(e) Withholding Tax. The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

(f) Applicable Law. The Plan and any related Agreements shall be governed in accordance with the laws of the State of Delaware without regard to the application of the conflicts of law provisions thereof. The obligation of the Company with respect to the grant and exercise of Purchase Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

(g) Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries.

(h) Amendment. Sections 2, 3, 4, 5, 6, 7, and 8(h), and Schedules A and B of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employment Retirement Income Security Act, or the rules thereunder. No amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 promulgated under the 1934 Act, or such successor rule as may hereinafter be in effect or may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material respect. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

(i) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company -- at its principal business address to the attention of the Secretary; (B) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

(j) Exclusion from Pension and Profit-Sharing Computation. By exercise of a Purchase Award, each Participant shall be deemed to have agreed that such Purchase Award and any Service Cash Award and Performance Cash Award payable under Section 7 hereof, as applicable, is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its subsidiaries. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Purchase Award and any Service Cash Award and Performance Cash Award, as applicable, will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its subsidiaries.



                                   SCHEDULE A

                              MEMBERS OF PEER GROUP

       The Great Atlantic & Pacific Tea Company, Inc.
       Albertson's, Inc.
       The Kroger Co.
       Longs Drug Stores Corporation
       Safeway Inc.
       Smith's Food & Drug Centers, Inc.
       The Vons Companies, Inc.
       Walgreen Co.
       Winn-Dixie Stores, Inc.




                                   SCHEDULE B

                               PERCENTILE RANKING

The percentage used to calculate the Performance Cash Award based on the Company's Percentile Ranking in Total Shareholder Return relative to the Peer Group when the number of companies in the Peer Group - plus the Company - at end of the Performance Cycle (or such earlier time as provided in the Plan) is:

10 COMPANIES
                                     Performance
                                   Cash Award as a
                                    Percentage of
       Percentile Ranking       Designated Loan Amount

              1st                      50.000%
              2nd                      50.000%
              3rd                      47.250%
              4th                      33.375%
              5th                      19.500%
            6th-10th                    0.000%


9 COMPANIES
                                     Performance
                                   Cash Award as a
                                    Percentage of
       Percentile Ranking       Designated Loan Amount

              1st                      50.000%
              2nd                      50.000%
              3rd                      43.750%
              4th                      28.125%
              5th                      12.500%
            6th-9th                     0.000%

8 COMPANIES
                                     Performance
                                   Cash Award as a
                                    Percentage of
       Percentile Ranking       Designated Loan Amount

              1st                      50.000%
              2nd                      50.000%
              3rd                      39.250%
              4th                      21.375%
              5th                       0.000%
            6th-8th                     0.000%